                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2003 relating to the consolidated financial statements and financial statement schedules, which appears in Western Wireless Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.



/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
March 27, 2003